UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 30, 2026
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2045 EAST INNOVATION CIRCLE
TEMPE, AZ 85284
(Address of principal executive offices, including zip code)

(480) 821-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AMKR	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Indenture and Notes

On May 5, 2026, Amkor Technology, Inc. (the “Company”) issued $1,150,000,000 aggregate principal amount of its 0.00% Convertible Senior Notes due 2031 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of May 5, 2026, among the Company, the Guarantors (as defined below) named therein and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Pursuant to the purchase agreement among the Company, the Guarantors and the representatives of the initial purchasers of the Notes, the Company granted the initial purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $150,000,000 aggregate principal amount of Notes. The Notes issued on May 5, 2026 include $150,000,000 aggregate principal amount of Notes issued pursuant to the full exercise by the initial purchasers of such option.

The Notes are fully and unconditionally guaranteed, on a senior, unsecured basis, by each subsidiary of the Company that currently or in the future guarantees its 5.875% senior notes due 2033 (the “Guarantors”).

The Notes and the guarantee of each Guarantor will be senior, unsecured obligations of the Company and such Guarantor, respectively, and will be (i) equal in right of payment with the existing and future senior, unsecured indebtedness of the Company and such Guarantor, respectively; (ii) senior in right of payment to the existing and future indebtedness of the Company and such Guarantor, respectively, that is expressly subordinated to the Notes and such guarantee, respectively; (iii) effectively subordinated to the existing and future secured indebtedness of the Company and such Guarantor, respectively, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company or such Guarantor, as applicable, is not a holder thereof) preferred equity, if any, of the non-guarantor subsidiaries of the Company and such Guarantor, respectively.

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. However, special interest and additional interest may accrue on the Notes at a rate per annum not exceeding 0.50% upon the occurrence of certain events relating to the failure to file certain SEC reports or to remove certain restrictive legends from the Notes. The Notes will mature on July 15, 2031, unless earlier repurchased, redeemed or converted. Before April 15, 2031, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after April 15, 2031, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will have the right to elect to settle conversions either entirely in cash or in a combination of cash and shares of its common stock. The kind and amount of consideration due upon conversion will be determined based on the conversion value of the Notes, measured proportionately for each trading day in an “Observation Period” (as defined in the Indenture) consisting of 20 trading days, and settled following the completion of that Observation Period. The consideration due in respect of each trading day in the Observation Period will consist of cash, up to at least the proportional amount of the principal amount being converted, and any excess of the proportional conversion value for that trading day that will not be settled in cash will be settled in shares of the Company’s common stock. The initial conversion rate is 9.4013 shares of the Company’s common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $106.37 per share of the Company’s common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after May 15, 2029 and on or before the 20th scheduled trading day immediately before the maturity date, but only if (i) the Notes are “Freely Tradable” (as defined in the Indenture) as of the date the Company sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full, as of the first interest payment date occurring on or before the date the Company sends such notice; and (ii) the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends such redemption notice; and (2) the trading day immediately before the date the Company sends such redemption notice. However, the Company may not redeem less than all of the outstanding Notes unless at least $150.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. The redemption price will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of special interest or additional interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) a default in the Company’s obligation to convert a Note upon the exercise of the conversion right with respect thereto, if such default is not cured within five days after its occurrence; (iv) the failure by the Company or any Guarantor to comply with certain covenants in the Indenture relating to the ability of the Company or such Guarantor to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company or such Guarantor, as applicable, and its subsidiaries, taken as a whole, to another person; (v) a default by the Company or any Guarantor in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company, any Guarantor or any of their respective significant subsidiaries with respect to indebtedness for borrowed money of at least $100,000,000; (vii) the rendering of certain judgments against the Company or any of its significant subsidiaries for the payment of at least $100,000,000, where such judgments are not discharged or stayed within 60 days after date on which the right to appeal has expired or on which all rights to appeal have been extinguished; (viii) certain events of bankruptcy, insolvency and reorganization involving the Company, any Guarantor or any of their respective significant subsidiaries; and (ix) any guarantee of the Notes is held in any judicial proceeding to be unenforceable or invalid or otherwise ceases to be in full force and effect (except as permitted by the Indenture) or any Guarantor denies or disaffirms its obligations under its guarantee of the Notes.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company or any Guarantor (and not solely with respect to a significant subsidiary of the Company or any Guarantor) occurs, then the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 360 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Capped Call Transactions

On April 30, 2026, in connection with the pricing of the offering of Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with one or more of the initial purchasers or their affiliates and/or one or more other financial institutions (the “Option Counterparties”). In addition, on May 1, 2026, in connection with the initial purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the Notes, the aggregate number of shares of the Company’s common stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, upon conversion of the Notes. If, however, the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $139.50 per share (subject to adjustment under the terms of the Capped Call Transactions), which represents a premium of 100.0% over the last reported sale price of the Company’s common stock on April 30, 2026. The cost of the Capped Call Transactions was approximately $56.4 million.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any noteholder’s rights under the Notes or the Indenture. Noteholders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the form of confirmation set forth in such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above under the caption “Indenture and Notes” is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 16,487,435 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 14.3369 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Indenture, dated as of May 5, 2026, among Amkor Technology, Inc., the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of certificate representing the 0.00% Convertible Senior Notes due 2031 (included as Exhibit A to Exhibit 4.1).
10.1	Form of Capped Call Transaction.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Mark N. Rogers
Mark N. Rogers
Executive Vice President, General Counsel, and Corporate Secretary

Date: May 5, 2026